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                                                                      EXHIBIT 24

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated December 26, 1995, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Wiltek, Inc. and subsidiary on Form 10-KSB for the year ended October 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statements of Wiltek, Inc. and subsidiary on Form S-8 (Reg. No. 33-7271).

                                                              GRANT THORNTON LLP

New York, New York
December 26, 1995

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